Exhibit 10.6.2

CENTRAL GARDEN & PET COMPANY

NONEMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT, made as of this [    ]th day of February, 200[    ], between CENTRAL GARDEN & PET COMPANY, a Delaware corporation (the “Company”) and [Name of Director] (the “Director”).

1. Grant of Award. The Company hereby grants to the Director under the Central Garden & Pet Company Nonemployee Director Equity Incentive Plan (the “Plan”), as a separate incentive in connection with his or her Board service and not in lieu of any salary or other compensation for his or her services, an award of [$10,000/Fair Market Value per Share] shares of restricted common stock, $.01 par value (“Common Stock”) of the Company (“Restricted Shares”) on the date hereof, subject to all of the terms and conditions in this Agreement and the Plan.

2. Shares Held in Escrow. Unless and until the Restricted Shares shall have vested in the manner set forth in paragraphs 4 or 5, such shares shall be issued in the name of the Director and held by the Secretary of the Company as escrow agent (the “Escrow Agent”), and shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated. The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Shares or otherwise note its records as to the restrictions on transfer set forth in this Agreement. The certificate or certificates representing such shares shall be delivered by the Escrow Agent to the Director only after the shares have vested and all other terms and conditions in this Agreement have been satisfied.

3. Certificate Legend. In addition to any legends placed on the certificates pursuant to paragraph 2 of this Agreement, and until the restrictions on such shares shall have lapsed, each certificate representing Restricted Shares shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in a Restricted Stock Award Agreement. A copy of such Restricted Stock Award Agreement may be obtained from the Secretary of Central Garden & Pet Company.”

4. Restriction on Shares. Except as otherwise provided in this Agreement, the restrictions on the Restricted Shares shall lapse as to 100% of such shares six (6) months from the date of this Agreement. If, prior to such date, the Director terminates his or her service on the Board on account of death or permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code, such restrictions shall lapse in full upon such termination of service.

5. Committee Discretion. The Board may decide, in its absolute discretion, to accelerate the lapse of any restrictions on the balance, or some lesser portion of the balance, of Restricted Shares at any time. If so accelerated, such restrictions shall be considered to have lapsed as of the date specified by the Board.

6. Withholding of Taxes. Notwithstanding anything in this Agreement to the contrary, no certificate representing Restricted Shares may be released from the escrow established pursuant to paragraph 2 of this Agreement unless and until the Director shall have delivered to the Company the full amount of any federal, state or local income or other taxes which the Company may be required by law to withhold with respect to such shares. Pursuant to such procedures as may be established by the Board in its discretion, the Director may elect to satisfy any such income tax withholding requirement by having the Company withhold shares of Common Stock otherwise deliverable to the Director or by delivering to the Company already-owned shares of Common Stock, provided that the Board, in its discretion, may disallow satisfaction of such withholding by the delivery or withholding of stock.

7. After the Death of the Director. Any distribution or delivery to be made to the Director under this Agreement shall, if the Director is then deceased, be made to the Director’s designated beneficiary, or if no such beneficiary survives the Director, the person or persons entitled to such distribution or delivery under the Director’s will or, if the Director shall fail to make testamentary disposition of such property, his or her legal representative. Any transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

8. Conditions to Issuance of Restricted Shares. The Restricted Shares deliverable to the Director may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. The Company shall not be required to issue any certificate or certificates for shares of stock hereunder prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

(b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency, which the Board shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The lapse of such reasonable period of time following the date of grant of Restricted Shares as the Board may establish from time to time for reasons of administrative convenience.

9. No Rights of Stockholder. Neither the Director nor any person claiming under or through the Director shall be, or have any of the rights or privileges of, a stockholder of the

Company in respect of any shares deliverable hereunder unless and until certificates representing such shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Director or the Escrow Agent. Except as provided in paragraph 10, after such issuance, recordation and delivery, the Director shall have all the rights of a stockholder of the Company with respect to voting such shares and receipt of dividends and distributions on such Shares.

10. Changes in Stock. In the event that as a result of a stock dividend, stock split, reclassification, recapitalization, combination of shares or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, spin-off or other reorganization, the Company’s Common Stock shall be increased, reduced or otherwise changed, and by virtue of any such change the Director shall in his or her capacity as owner of Restricted Shares which have been awarded to him or her (the “Prior Shares”) be entitled to new or additional or different shares of stock or securities (other than rights or warrants to purchase securities), such new or additional or different shares or securities shall thereupon be considered to be Restricted Shares and shall be subject to all of the restrictions and other conditions which were applicable to the Prior Shares pursuant to this Agreement. If the Director receives rights or warrants with respect to any Prior Shares, such rights or warrants may be held or exercised by the Director, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants shall be considered to be subject to all of the restrictions and other conditions which were applicable to the Prior Shares pursuant to this Agreement. The Committee in its absolute discretion at any time may accelerate the lapse of restrictions on all or any portion of such new or additional shares of stock or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

11. Committee Authority. The Board shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon the Director, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement.

12. Non-Transferability of Award. Except as otherwise herein provided, the shares of Restricted Shares herein granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such award, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, such award and the rights and privileges conferred hereby shall immediately become null and void.

13. Binding Agreement. Subject to the limitation on the transferability of the Restricted Shares contained in paragraph 12, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14. Addresses for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at 1340 Treat Blvd., Suite 600, Walnut Creek, CA 94597 or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Director shall be addressed to the Director at the address set forth beneath the Director’s signature hereto, or at such other address as the Director may hereafter designate in writing. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified and deposited, postage and registry fee prepaid, in a United States post office.

15. Captions. The captions provided herein are for convenience only and are not to serve as a basis for any interpretation or construction of this Agreement.

16. Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms and phrases used and not defined in this Agreement shall have the meaning set forth in the Plan.

17. Severability of Agreement. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement, in duplicate, the day and year first above written.

CENTRAL GARDEN & PET COMPANY
By:
[Officer] [Title]

[Name of Director]

Address

Social Security Number

5